EXHIBIT 1.1
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
5,699,900 COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS

Underwriting Agreement
January [__], 2006
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Raymond James & Associates, Inc.
Petrie Parkman & Co., Inc.
c/o Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
     Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership” or the “MLP”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 5,699,900 common units representing limited partner interests in the Partnership (“Common Units”) and, at the election of the Underwriters, up to 854,985 additional Common Units. The aggregate of 5,699,900 Common Units is herein called the “Firm Units” and the aggregate of 854,985 additional Common Units is herein called the “Optional Units.” The Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Units.” As part of the public offering of the Units contemplated hereby (the “Offering”), the Underwriters have agreed to reserve out of the Firm Units up to 645,000 Common Units for sale to certain officers, employees and directors of the MLP and the General Partner (as defined below) and their affiliates and certain family members (collectively, the “Participants”), as set forth in the Prospectus (as defined in Section 1) under the caption “Underwriting” (the “Directed Unit Program”).
     The Partnership was formed to acquire, own and operate certain refineries, a terminal and certain storage facilities for specialty hydrocarbon and fuel products in Louisiana and Illinois held by Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”), and certain of its subsidiaries, as described more particularly in the Prospectus. At each Time of Delivery (as defined in Section 4), the Partnership will operate its business through Calumet and its subsidiaries. Calumet LP GP, LLC, a Delaware limited liability company (the “OLP GP”), will be the general partner of Calumet. Calumet Operating, LLC, a Delaware limited liability company (the “Operating Company” or the “OLLC”), will be the sole member of the OLP GP and the sole limited partner of Calumet. Calumet GP, LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership. Calumet, the OLP GP, the General Partner, the Partnership and the Operating Company are hereinafter referred to collectively as the “Calumet Parties.” The General

Partner, the Partnership, the Operating Company, Calumet, the OLP GP and the Operating Subsidiaries (as defined below) are hereinafter referred to collectively as the “Partnership Entities.”
     Furthermore, as of the date hereof:
     (a) The Heritage Group, an Indiana general partnership (“Heritage”), owns a 56.7% limited partner interest in Calumet, and affiliates of Heritage own an 85% interest in Calumet, Incorporated, an Indiana corporation (“Calumet Inc.”);
     (b) Fred M. Fehsenfeld, Jr. and certain associated trusts (collectively, “Fehsenfeld”), own a 12.5% limited partner interest in Calumet;
     (c) The Grube Family, Indiana residents, and certain of their affiliates and associated trusts (collectively, “Grube”), own a 20.8% limited partner interest in Calumet and a 15% interest in Calumet Inc.;
     (d) Calumet Inc. owns a 10% general partner interest in Calumet;
     (e) Calumet holds all assets related to its refineries located in Princeton, Louisiana and Cotton Valley, Louisiana, its terminal located in Burnham, Illinois and certain distribution-related assets (the “Contributed Assets”); and
     (f) Calumet Shreveport, LLC, an Indiana limited liability company (“Calumet Shreveport”), through its ownership of Calumet Shreveport Lubricants & Waxes, LLC, an Indiana limited liability company (“Shreveport Lubes”), and Calumet Shreveport Fuels, LLC, an Indiana limited liability company (“Shreveport Fuels”), holds all assets related to Calumet’s refinery in Shreveport, Louisiana (the “Shreveport Assets”). Shreveport Lubes, Shreveport Fuels, Calumet Pennsylvania LLC, a Delaware limited liability company (“Newco”), Calumet Holding, LLC, a Delaware limited liability company (“Holding”), and Calumet Sales Company Incorporated, a Delaware corporation (“Reseller”), are wholly owned subsidiaries of Calumet.
     Prior to the date hereof, Calumet and its subsidiaries entered into Credit Agreements dated as of December 9, 2005 and related documents (collectively, the “Credit Agreements”) providing for two $225 million credit facilities.
     On or prior to the First Time of Delivery (as defined herein), the parties thereto will enter into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) pursuant to which the following transactions will occur:
a)	Calumet will convey its non-MLP Pennsylvania assets to Newco as a capital contribution;

b)	Calumet will convey (a) its interest in Newco and (b) its interest in Calumet Shreveport Packaging, LLC to Holding as a capital contribution and distribute the interest in Holding to the owners of Calumet in proportion to their ownership in Calumet;

c)	Calumet Inc. will convey its general partner interest in Calumet to the OLP GP as a capital contribution;

d)	Heritage, Fehsenfeld and Grube and (collectively, the “GP Owners”) will convey a limited partner interest in Calumet (the “Interest”) to the General Partner equal in value to 2% of the equity value of the Partnership immediately after closing as a capital contribution in the following proportion:

The Heritage Group	55.1%
Fehsenfeld	12.5%
Grube	32.4%
and Fehsenfeld will contribute an amount of cash to the General Partner to increase their interest in the General Partner to 19%.
e)	The General Partner will contribute the Interest to the Partnership in exchange for (a) a continuation of its 2% general partner interest in the Partnership and (b) all of the Incentive Distribution Rights (as defined in the Partnership Agreement (as defined herein)) (the “Incentive Distribution Rights”);

f)	Heritage, Grube and Fehsenfeld will contribute their remaining limited partner interests in Calumet to the Partnership in exchange for an aggregate of (a) [___] Common Units, and (b) [___] subordinated units representing subordinated limited partner interests in the Partnership (“Subordinated Units”);

g)	Calumet Inc. will contribute its interest in the OLP GP to the Partnership in exchange for (a) [___] Common Units and (b) [___] Subordinated Units; and

h)	The public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated;

i)	The Partnership will convey its limited partner interest in Calumet and its interest in the OLP GP to the Operating Company as a capital contribution;

j)	The Partnership will use the proceeds of the Offering to (a) pay expenses associated with the transactions contemplated by this Agreement and (b) repay borrowings under the Credit Agreements; and

k)	Messrs. Fred M. Fehsenfeld, Sr., Mac Fehsenfeld and Frank Fehsenfeld (the “Fehsenfeld Investors”) will purchase an aggregate 750,100 Common Units (the “Fehsenfeld Units”) directly from the Partnership pursuant to the Registration Statement (as defined in Section 1(a) hereof) and a purchase and sale agreement by and between the Fehsenfeld Investors and the Partnership (the “Fehsenfeld Purchase Agreement”).
     The Fehsenfeld Units sold directly by the Partnership referenced in clause (k) above are sometimes herein referred to as the “Non-Underwritten Units.” None of the Underwriters are acting as underwriter, placement agent or otherwise in connection with the sale of the Fehsenfeld Units by the Partnership, and the Fehsenfeld Units are not part of the underwritten Offering. The sale of such Non-Underwritten Units directly by the Partnership is herein referred to as the “Non-Underwritten Sale.” The Underwriters will receive no commission or discount on, and shall not participate in the offer, sale or distribution of, the Non-Underwritten Units.
     The transactions described directly above in clauses (a)-(k) are referred to as the “Transactions.” In connection with the Transactions, the parties to the Transactions entered or will enter into various bills of sale, assignments, conveyances, articles of conversion, contribution agreements and related documents (collectively with the Contribution Agreement, the “Contribution Documents”). Calumet Shreveport, Shreveport Fuels and Shreveport Lubes are hereinafter referred to collectively as the “Operating LLCs.” Calumet, the Operating LLCs and Reseller are hereinafter referred to collectively as the “Operating Subsidiaries.”
     1. Representations, Warranties and Agreements of the Calumet Parties. The Calumet Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:
     (a) Registration. A registration statement on Form S-1 (File No. 333-128880) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission” or the “SEC”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus dated January [___], 2006 relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”). For purposes of this Agreement, “Applicable Time” means [___] p.m. (New York City time) on the date of this Agreement.

     (b) No Stop Order. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.
     (c) No Material Misstatements or Omissions in Registration Statement or Prospectus. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto will conform, when filed with the Commission under Rule 424(b), in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representation and warranty in this Section 1(c) shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (d) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents, if any, listed in Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the statements made by the Partnership in the Pricing Prospectus, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any projections of results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, the representation and warranty in this Section 1(d) shall not apply to any statements or omissions made in the Registration Statement, the Prospectus or the Pricing Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (e) Formation and Qualification of the Partnership, Calumet, the General Partner, the OLP GP, the Operating Company, the Operating LLCs and Reseller. At or before the First Time of Delivery:

          (i) Each of the Partnership and Calumet has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Indiana Uniform Limited Partnership Act (the “Indiana Act”), respectively, with full partnership power and authority necessary to enter into this Agreement, to own or lease its properties to be owned or leased at the First Time of Delivery, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the First Time of Delivery, in each case in all material respects as described in the Registration Statement and the Pricing Prospectus.
          (ii) Each of the General Partner, the OLP GP and the Operating Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) with full limited liability company power and authority to enter into this Agreement, to own or lease its properties to be owned or leased at the First Time of Delivery, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the First Time of Delivery, and in the case of the General Partner and the OLP GP, to act as the general partner of the Partnership and Calumet, respectively, in each case in all material respects as described in the Pricing Prospectus.
          (iii) Each of the Operating LLCs has been duly formed and is validly existing in good standing as a limited liability company under the Indiana Business Flexibility Act (the “Indiana LLC Act”) with full limited liability company power and authority to own or lease its properties to be owned or leased at the First Time of Delivery, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the First Time of Delivery, in each case in all material respects as described in the Pricing Prospectus.
          (iv) Reseller has been duly incorporated and is validly existing in good standing under the Delaware General Corporation Law (the “DGCL”) with full corporate power and authority to own or lease its properties to be owned or leased at the First Time of Delivery, to assume the liabilities assumed by it pursuant to the Contribution Documents, and to conduct its business to be conducted at the First Time of Delivery, in each case in all material respects as described in the Pricing Prospectus.
     (f) Foreign Qualifications of the Partnership Entities. Each of the Partnership Entities is, or at the First Time of Delivery will be, duly registered or qualified as a foreign limited partnership, limited liability company or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Partnership Entities taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (g) Ownership of the General Partner Interest in the Partnership. At each Time of Delivery, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to any Time of Delivery, the “Partnership

Agreement”); and the General Partner will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges or claims.
     (h) Ownership of Sponsor Units, Fehsenfeld Units and Incentive Distribution Rights. At the First Time of Delivery, after giving effect to the Transactions, (i) Heritage will own [___] Common Units and [___] Subordinated Units; (ii) Fehsenfeld will own [___] Common Units and [___] Subordinated Units; (iii) Grube will own [___] Common Units and [___] Subordinated Units, and (iv) Calumet Inc. will own [___] Common Units and [___] Subordinated Units (collectively, the “Sponsor Units”); (v) the Fehsenfeld Investors will own the Fehsenfeld Units; and (vi) the General Partner will own all of the Incentive Distribution Rights; and all of such Sponsor Units, the Fehsenfeld Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Pricing Prospectus under the caption “The Partnership Agreement — Limited Liability”); and each of Heritage, Fehsenfeld, Grube and Calumet Inc. will own such Sponsor Units, and the General Partner will own the Incentive Distribution Rights, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges or claims.
     (i) Valid Issuance of the Units. At the First Time of Delivery, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Optional Units); at the First Time of Delivery or the Second Time of Delivery, as the case may be, the Firm Units or the Optional Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Pricing Prospectus under the caption “The Partnership Agreement — Limited Liability”); and other than the Sponsor Units, the Fehsenfeld Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at either Time of Delivery.
     (j) Ownership of the Membership Interest in Operating Company. At each Time of Delivery, after giving effect to the Transactions, the Partnership will own a 100% membership interest in the Operating Company; such membership interest will have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to each Time of Delivery, the “Operating Company Agreement”) and will be fully paid (to the extent required under the Operating Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such membership interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Prospectus), security interests, charges or claims, other than those arising under the Credit Agreements.
     (k) Ownership of the Membership Interests in the OLP GP. At each Time of Delivery, after giving effect to the Transactions, the Operating Company will own a 100% membership interest in the OLP GP; such membership interest will have been duly authorized and validly issued in accordance with the limited liability company agreement of the OLP GP (as the same may be amended or restated at or prior to each Time of Delivery, the “OLP GP Agreement”) and will be fully paid (to the extent required under the OLP GP Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company will own such membership interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Prospectus), security interests, charges or claims, other than those arising under the Credit Agreements.
     (l) Ownership of the General Partner Interest in Calumet. At each Time of Delivery, after giving effect to the Transactions, the OLP GP will be the sole general partner of Calumet with a 10% general partner interest in Calumet; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of Calumet (as the same may be amended or restated at or prior to each Time of Delivery, the “Calumet Agreement”); and the OLP GP will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Prospectus), security interests, charges or claims, other than those arising under the Credit Agreements.
     (m) Ownership of the Limited Partner Interest in Calumet. At each Time of Delivery, after giving effect to the Transactions, the Operating Company will be the sole limited partner of Calumet with a 90% limited partner interest in Calumet; such limited partner interest will have been duly authorized and validly issued in accordance with the Calumet Agreement and will be fully paid (to the extent required under the Calumet Agreement) and nonassessable (except as such nonassessability may be affected by Section [___] of the Indiana Act); and the Operating Company will own such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims, other than those arising under the Credit Agreements.
     (n) Ownership of the Membership Interests in the General Partner. At each Time of Delivery, after giving effect to the Transactions, Heritage, Grube and Fehsenfeld will own a 51%, 30% and 19% membership interest in the General Partner, respectively; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to each Time of Delivery, the “General Partner Agreement”) and will be fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Heritage, Grube and Fehsenfeld will own such membership interests free and clear of all liens, encumbrances (except restrictions on transferability contained in the General Partner Agreement), security interests, charges or claims.
     (o) Ownership of Calumet Shreveport. At each Time of Delivery, after giving effect to the Transactions, Calumet will own a 100% membership interest in Calumet Shreveport; such membership interests will be duly authorized and validly issued in accordance with the respective limited liability company agreements of Calumet Shreveport (as the same may be amended or restated at or prior to each Time of Delivery, the “Calumet Shreveport Agreement”) and will be fully paid (to the extent required under the Calumet Shreveport Agreement) and nonassessable (except as such nonassessability may be affected by Section [___] of the Indiana LLC Act); and Calumet will own such membership interests free and clear of all liens, encumbrances, security interests, charges or claims, other than those arising under the Credit Agreements.

     (p) Ownership of Shreveport Lubes and Shreveport Fuels. At each Time of Delivery, after giving effect to the Transactions, Calumet Shreveport will own a 100% membership interest in each of Shreveport Lubes and Shreveport Fuels; such membership interests will be duly authorized and validly issued in accordance with the respective limited liability company agreements of Shreveport Lubes and Shreveport Fuels (as the same may be amended or restated at or prior to each Time of Delivery, the “Shreveport Subsidiary Agreements”) and will be fully paid (to the extent required under the Shreveport Subsidiary Agreements) and nonassessable (except as such nonassessability may be affected by Section [___] of the Indiana LLC Act); and Calumet Shreveport will own such membership interests free and clear of all liens, encumbrances, security interests, charges or claims, other than those arising under the Credit Agreements.
     (q) Ownership of Reseller. At each Time of Delivery, after giving effect to the Transactions, Calumet will own 100% of the capital stock of Reseller; such capital stock will be duly authorized and validly issued in accordance with the charter and bylaws of Reseller (as the same may be amended or restated at or prior to each Time of Delivery, the “Reseller Charter Documents”) and will be fully paid and nonassessable; and Calumet will own such capital stock free and clear of all liens, encumbrances, security interests, charges or claims, other than those arising under the Credit Agreements.
     (r) No Other Subsidiaries. Other than the Partnership’s ownership of its 100% membership interest in the Operating Company, the Operating Company’s ownership of its 90% limited partner interest in Calumet and 100% membership interest in the OLP GP, the OLP GP’s ownership of its 10% general partner interest in Calumet, Calumet’s ownership of its 100% equity interest in Reseller and its 100% membership in Calumet Shreveport, and Calumet Shreveport’s 100% membership interest in each of the Shreveport Subsidiaries, none of the Partnership, the Operating Company or the Operating Subsidiaries owns, and at each Time of Delivery, none will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. At each Time of Delivery, the General Partner, the Partnership, the Operating Company and the OLP GP will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than their respective partnership interests in the Partnership, the Operating Company, the OLP GP and Calumet.
     (s) No Preemptive Rights, Registration Rights or Options. Except as described in the Pricing Prospectus, and except for restrictions on transfer of units of the General Partner contained in the General Partner Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in any Partnership Entity, in each case pursuant to the Partnership Agreement, the Operating Company Agreement, the General Partner Agreement, the OLP GP Agreement, the Calumet Agreement, the Shreveport Agreement, the Shreveport Subsidiary Agreements and the Reseller Charter Documents (all such agreements, collectively, the “Organizational Agreements”) or the certificates of limited partnership or formation and other organizational documents of the Partnership Entities (collectively with the Organizational Agreements, the “Organizational Documents”) or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than (i) as described in the Pricing Prospectus and the Partnership Agreement and (ii) as have been waived.
     (t) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Contribution Agreement and the Partnership Agreement. At each Time of Delivery, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Fehsenfeld Units, the Sponsor Units and Incentive Distribution Rights, the execution and delivery by the Partnership Entities of the Operative Agreements (as defined in Section 1(v) hereof) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.
     (u) Due Execution and Delivery of Underwriting Agreement. This Agreement has been duly executed and delivered by each of the Calumet Parties.
     (v) Enforceability of Other Agreements. At or before the First Time of Delivery:
          (i) The Partnership Agreement will have been duly authorized, executed and delivered by the General Partner, Heritage, Calumet Inc., Fehsenfeld and Grube as the “Organizational Limited Partners” and will be a valid and legally binding agreement of the General Partner, Heritage, Calumet Inc., Fehsenfeld and Grube as the Organizational Limited Partners, enforceable against the General Partner, Heritage, Calumet Inc., Fehsenfeld and Grube as the Organizational Limited Partners in accordance with its terms;
          (ii) The Operating Company Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
          (iii) The OLP GP Agreement will have been duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms;
          (iv) The General Partner Agreement will have been duly authorized, executed and delivered by Heritage, Grube and Fehsenfeld and will be a valid and legally binding agreement of Heritage, Grube and Fehsenfeld, enforceable against Heritage, Grube and Fehsenfeld in accordance with its terms;
          (v) Each of the Shreveport Subsidiary Agreements will be duly authorized, executed and delivered by Calumet Shreveport and will be a valid and legally binding agreement of Calumet Shreveport, enforceable against Calumet Shreveport in accordance with its terms;
          (vi) The Calumet Shreveport Agreement will be duly authorized, executed and delivered by Calumet and will be valid and legally binding agreements of Calumet, enforceable against Calumet in accordance with its terms;

          (vii) The Calumet Agreement will be duly authorized, executed and delivered by the OLP GP and the Partnership and will be a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Partnership in accordance with its terms;
          (viii) Each of the Contribution Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto enforceable against such parties in accordance with their respective terms;
          (ix) An omnibus agreement dated as of the First Time of Delivery (the “Omnibus Agreement”) will have been duly authorized, executed and delivered by each of the parties thereto and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;
          (x) The Fehsenfeld Purchase Agreement will have been duly authorized, executed and delivered by the Partnership and the Fehsenfeld Investors and will be a valid and legally binding agreement of the parties thereto enforceable against each of them in accordance with its terms; and
          (xi) The Credit Agreements will have been duly authorized, executed and delivered by each of the parties thereto and will be valid and legally binding agreements of each of them enforceable against each of them in accordance with its terms;
provided that, with respect to each agreement described in this Section 1(v), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity and contribution provisions contained therein may be limited by applicable laws or public policy. The Organizational Agreements, the Contribution Documents, the Omnibus Agreement, the Fehsenfeld Purchase Agreement and the Credit Agreements are herein collectively referred to as the “Operative Agreements.”
     (w) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities which are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or subject, (iii) violates or will violate any statute, law or regulation or any order, rule, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Operative Documents.

     (x) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or their respective properties or assets is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities party thereto, or the consummation by the Partnership Entities of the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions), except (i) for such consents required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) for such consents required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) for such consents which have been, or prior to the First Time of Delivery will be, obtained, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and (v) as disclosed in the Pricing Prospectus.
     (y) No Default. None of the Partnership Entities is in (i) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (ii) and (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Calumet Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.
     (z) Conformity of Securities to Description in the Pricing Prospectus and the Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, and the Sponsor Units, the Fehsenfeld Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.
     (aa) Investment Company. None of the Partnership Entities is now, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof will be, an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (bb) Independent Public Accountants. Ernst & Young LLP, who have certified certain audited financial statements of Calumet, the Partnership and the General Partner included in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement thereto) is an independent registered public accounting firm with respect to such entities as required by the Act and the rules and regulations of the Commission thereunder.
     (cc) Financial Statements. At September 30, 2005, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Prospectus or the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical and pro forma financial information set forth in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) under the caption “Selected Historical and Pro Forma Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Calumet Parties, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.
     (dd) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the Rules and Regulations thereunder and the rules of the National Association of Securities Dealers Automated Quotations National Market System (“NASDAQ”) that are effective and applicable to the Partnership.
     (ee) Sufficiency of Transferred Assets Under the Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey to the Operating Subsidiaries all properties not already held by them that are, individually or in the aggregate, required to enable the Operating Subsidiaries to conduct their operations in all material respects as contemplated by the Pricing Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Pricing Prospectus. The Operating Subsidiaries, as the case may be, upon execution and delivery of the Contribution Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership, except as disclosed in the Pricing Prospectus and the Contribution Documents.
     (ff) No Material Changes. None of the Partnership Entities has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus, there has not been any change in the capitalization or long-term debt of any of the Partnership Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners’ capital, members’ equity, or results of operations of any of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus.
     (gg) Title to Real Property. At each Time of Delivery, the Operating Company and the Operating Subsidiaries, as the case may be, will have good and indefeasible title to all real property (save and except “rights-of-way” (as defined in subsection (hh) below)) and good title to all personal property owned by them, in each case free and clear of all (i) liens and security interests except liens or security interests securing indebtedness incurred, assumed or agreed to by the Operating Company, Calumet or any of the Operating Subsidiaries specifically listed in any of the Contribution Documents or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (1) as described, and subject to the limitations contained, in the Pricing Prospectus or (2) such as do not materially affect the value of such property and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future, provided that, with respect to any real property and buildings held under lease by the Operating Company, Calumet and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past and are proposed to be used in the future.
     (hh) Rights-of-Way. At each Time of Delivery, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Pricing Prospectus which are not reasonably expected to have a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Prospectus to be conducted; other than as set forth, and subject to the limitations contained, in the Pricing Prospectus, each of the Partnership Entities has, or at each Time of Delivery will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; and, except as described in the Pricing Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (ii) Permits. Each of the Partnership Entities has, or at each Time of Delivery, will have such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Prospectus, subject to such qualifications as may be set forth in the Pricing Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Partnership Entities has, or at each Time of Delivery will have, fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.
     (jj) Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (kk) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a Material Adverse Effect, or (ii) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
     (ll) Environmental Matters. Except as described in the Pricing Prospectus, the Partnership Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being operated, (iii) are in compliance with all terms and conditions of any such permits, and (iv) to the knowledge of the Calumet Parties, do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases, would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

     (mm) No Labor Dispute. No labor dispute with the employees of the Partnership Entities exists, or, to the knowledge of the Calumet Parties, is imminent that is reasonably likely to result in a Material Adverse Effect.
     (nn) Insurance. The Partnership Entities maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Time of Delivery.
     (oo) Legal Proceedings. Other than as set forth in the Registration Statement and the Pricing Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Calumet Parties, threatened against any of the Calumet Parties or to which any of the Partnership Entities is a party or of which any property of any of the Partnership Entities is the subject that is required to be described in the Registration Statement or the Pricing Prospectus but are not described as required.
     (pp) Private Placement. The sale and issuance of the Sponsor Units to the General Partner, Heritage, Fehsenfeld and Grube and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.
     (qq) Trading. The Units have been approved for trading and quotation on the NASDAQ National Market.
     (rr) Directed Unit Sales. None of the Units distributed in connection with the Directed Unit Program will be offered or sold outside of the United States. None of the Partnership Entities has offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Entities to alter the customer’s or supplier’s level or type of business with the Partnership Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Entities or their products or services.
     (ss) Not Ineligible Issuer. At the time of filing the Initial Registration Statement, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.
     2. Subject to the terms and conditions herein set forth, (a) the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price per unit of $[______], the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at the purchase price per unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.
     The Partnership hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 854,985 Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of units in excess of the number of Firm Units. Any such election to purchase Optional Units may be exercised only by written notice from you to the Partnership, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Offering of Units by the Underwriters. Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.
     4. Delivery and Payment for the Units. (a) The Units to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Partnership, shall be delivered by or on behalf of the Partnership to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to Goldman, Sachs & Co. at least forty-eight hours in advance. The Partnership will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on [______] or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Units, or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”
     (a) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Houston time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     5. Further Agreements of the Calumet Parties. Each of the Calumet Parties agrees with each of the Underwriters:
     (a) Preparation of Prospectus and Registration Statement. To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Commission thereunder, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering of the Units; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
     (b) Qualification of Securities. Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction;
     (c) Copies of Documents to Underwriters. Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d) Reports to Unitholders. To make generally available to its unitholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158);
     (e) Lock-Up Period. During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, hedge, contract to sell, pledge, grant an option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any Common Units or any securities of the Partnership that are substantially similar to the Common Units, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities (other than pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Partnership releases earnings results or announces material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension; the Partnership will provide the representatives and any co-managers and each unitholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(k) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;
     (f) Copies of Public Documents. During a period of two years from the effective date of the Registration Statement, to furnish or make available to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, partnership equity and cash flows of the Partnership and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders a consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail;
     (g) Copies of Reports. During a period of two years from the effective date of the Registration Statement, to furnish or make available to you copies of all reports or other communications (financial or other) furnished to Unitholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed;
     (h) Use of Proceeds. To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;
     (i) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
     (j) Rule 462(b) Registration Statement. If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
     (k) License. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership’s trademarks, servicemarks and logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and
     (l) No Fiduciary Duty. That (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership or any of the other Partnership Entities, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership or any of the other Partnership Entities with respect to the offering contemplated hereby or (except as provided in (i) the letter agreement dated as of September 30, 2005 between Goldman Sachs & Co. and Calumet and (ii) the letter agreement dated as of November 14, 2005 between Petrie Parkman & Co., Inc. and Calumet) the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership or any of the other Partnership Entities on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Agreement and (iv) each of the Partnership Entities has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Calumet Parties agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership or any of the other Partnership Entities, in connection with such transaction or (except as provided in (i) the letter agreement dated as of September 30, 2005 between Goldman Sachs & Co. and Calumet and (ii) the letter agreement dated as of November 14, 2005 between Petrie Parkman & Co., Inc. and Calumet) the process leading thereto.
6. Use of Free Writing Prospectus.
     (a) Free Writing Prospectus. Each of the Calumet Parties represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Partnership and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; each of the Calumet Parties and the Underwriters each represent and agree that any such free writing prospectus the use of which has been consented to by the Partnership and Goldman, Sachs & Co. is listed on Schedule II(a) or Schedule II(b) hereto.
     (b) Use of Issuer Free Writing Prospectus. Each of the Calumet Parties represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and that it has satisfied and will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
     (c) Information in Issuer Free Writing Prospectus. Each of the Calumet Parties represents and agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     7. Expenses. Each of the Calumet Parties covenants and agrees with one another and with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the

Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Units on NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units; (vi) the cost of preparing certificates for the Units; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7 and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them, and any advertising expenses connected with any offers they may make.
     8. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Calumet Parties herein are, at and as of such Time of Delivery, true and correct, the condition that the Calumet Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Partnership has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of a Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Baker Botts L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the issuance and sale of the Units, the Registration Statement and the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Vinson & Elkins L.L.P., counsel for the Partnership, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
          (i) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the

Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.
          (ii) Each of the General Partner, the Operating Company and the OLP GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, and, in the case of the General Partner and the OLP GP, to serve as the general partner of the Partnership and Calumet, respectively, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the General Partner, the Operating Company and the OLP GP is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.
          (iii) Reseller has been duly formed and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Reseller is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.
          (iv) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
          (v) The Sponsor Units, the Fehsenfeld Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement — Limited Liability”). After giving effect to the Transactions, Heritage will own [___] Common Units and [___] Subordinated Units, Fehsenfeld will own [___] Common Units and [___] Subordinated Units, Grube will own [___] Common Units and [___] Subordinated Units, Calumet Inc. will own [___] Common Units and [___] Subordinated Units, and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all liens, encumbrances (except restrictions on transferability described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Heritage, Fehsenfeld, Grube, Calumet Inc. or the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii)

otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Delaware LLC Act.
          (vi) The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement — Limited Liability”) and other than the Sponsor Units, the Fehsenfeld Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the First Time of Delivery.
          (vii) The Operating Company owns a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the OLP GP Agreement, and is fully paid (to the extent required under the OLP GP Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Credit Agreements.
          (viii) The Partnership owns a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company Agreement, and is fully paid (to the extent required under the Operating Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Credit Agreements.
          (ix) Heritage, Grube and Fehsenfeld own a 51%, 30% and 19% membership interest in the General Partner, respectively; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement, and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Heritage, Grube and Fehsenfeld own such membership interests free and clear of all liens, encumbrances (except restrictions on transferability set forth in the General Partner Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Heritage, Grube or Fehsenfeld, as the case may be, as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.
          (x) Calumet owns 100% of the capital stock of Reseller; such capital stock has been duly authorized and validly issued in accordance with the Reseller Charter Documents and is fully paid and nonassessable; and Calumet owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Calumet as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.
          (xi) Except as described in the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in any of the Partnership, the Operating Company, the OLP GP or Reseller (the “Delaware Partnership Entities”), in each case pursuant to the Partnership Agreement, the Operating Company Agreement, the OLP GP Agreement and the Reseller Charter Documents or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement to which the Delaware Partnership Entities are a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than (i) as described in the Prospectus and Partnership Agreement and (ii) as have been waived.
          (xii) The Partnership has all necessary partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Contribution Agreement and the Partnership Agreement.
          (xiii) This Agreement has been duly authorized, executed and delivered by each of the Calumet Parties.
          (xiv) Each of the Operative Agreements to which any of the Delaware Partnership Entities is a party has been duly authorized and validly executed and delivered by each of the Delaware Partnership Entities party thereto. Assuming due authorization, execution and delivery by each Partnership Entity other than a Delaware Partnership Entity, each of the Operative Agreements governed by Delaware law constitutes a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against each such Partnership Entity in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
          (xv) None of the offering, issuance and sale by the Partnership of the Units being delivered at such Time of Delivery, the execution, delivery and performance of this Agreement or the

Operative Agreements (other than any Operative Agreement governed by law other than Delaware law) by the Partnership Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement certificate of incorporation or bylaws, as the case may be, of any of the Delaware Partnership Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a lien, under any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement or any other mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Partnership Entities or their properties may be bound, or (iii) violates or will violates the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of New York or Delaware, or federal law, or any order, judgment, decree or injunction known to such counsel of any Delaware or federal court or governmental agency or body to which any of the Partnership Entities or any of their properties is subject, which breach, violation, lien or default in the case of clause (ii) or (iii), would reasonably be expected to have a Material Adverse Effect.
          (xvi) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities party thereto or the consummation by the Partnership Entities of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), except (i) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (v) as disclosed in the Prospectus.
          (xvii) The statements set forth in the Registration Statement and the Prospectus under the captions “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt and Credit Facilities,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement” and “Investment in Calumet Specialty Products Partners, L.P. by Employee Benefit Plans” fairly describe in all material respects the portions of the documents addressed thereby and, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects; the description of the statutes and regulations set forth in the Registration Statement and the Prospectus under the caption “Business—Environmental Matters” fairly describe in all material respects the portions of the statutes and regulations addressed thereby; and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions “Summary—The Offering,” “How We Make Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement.”

          (xviii) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.
          (xix) The Registration Statement was declared effective under the Act on [___], 2006; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.
          (xx) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to such Time of Delivery (other than the financial statements, notes or schedules included in the Registration Statement or Prospectus or other financial data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.
          (xxi) None of the Partnership Entities is an “investment company” as such term is defined in the Investment Company Act.
          (xxii) To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any of the Partnership Entities or to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon, and (ii) the other information of a financial nature included in the Registration Statement as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Pricing Disclosure Package, if any (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon, and (ii) the other information of a financial nature included in the Pricing Disclosure Package as to which such counsel need not comment), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the price of the Units and disclosures directly relating thereto and derived therefrom are included on the cover page of the Prospectus or under the captions “Use of Proceeds,” “Capitalization,” “Underwriting,” “Our Cash Distribution Policy—Unaudited Pro Formal Cash Available for Distribution,” or “Our Cash Distribution Policy—Estimated Cash Available for Distribution” in the Prospectus or in the unaudited pro forma financial information included therein, or (C) that the Prospectus (other than (i) the financial statements and related schedules, including the notes thereto and auditor’s report thereon, and (ii) the other information of a financial nature included in the Prospectus as to which such counsel need not comment), as of its issue date and as of such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act and the DGCL, (D) with respect to the opinions expressed in paragraphs (i), (ii) and (iii) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Partnership, the Operating Company, the General Partner, the OLP GP and Reseller, state that such opinions are based upon the opinions of counsel provided pursuant to (d) and (e) below and upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Annex I to such opinion (each of which shall be dated as of a date not more than fourteen days prior to such Time of Delivery and shall be provided to you), (E) state that they express no opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy of descriptions of real or personal property or permits to own or operate any real or personal property, and assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions), and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject;
     (d) Barnes & Thornburg LLP, with respect to the State of Indiana, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
          (i) Calumet has been duly formed and is validly existing in good standing as a limited partnership under the Indiana Act, with full partnership power and authority to own or lease its properties, to assume the liabilities assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all respects as described in the Registration Statement and the Prospectus. Calumet is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.

          (ii) Each of Calumet Shreveport and the Shreveport Subsidiaries has been duly formed and is validly existing in good standing as a limited liability company under the Indiana LLC Act with all necessary limited liability company power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of Calumet Shreveport and the Shreveport Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.
          (iii) The OLP GP is the sole general partner of Calumet with a 10% general partner interest in Calumet; such general partner interest is duly authorized and validly issued in accordance with the Calumet Agreement; and the OLP GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming the OLP GP as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Indiana Act and other than those arising under the Credit Agreements.
          (iv) The Operating Company is the sole limited partner of Calumet with a 90% limited partner interest in Calumet; such limited partner interest has been duly authorized and validly issued in accordance with the Calumet Agreement and is fully paid (to the extent required under the Calumet Agreement) and nonassessable (except as such nonassessability may be affected by Section [___] of the Indiana Act); and the Operating Company owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Indiana Act and other than those arising under the Credit Agreements.
          (v) Calumet owns a 100% membership interest in Calumet Shreveport; such membership interest has been duly authorized and validly issued in accordance with the Shreveport Agreement and is fully paid (to the extent required under the Shreveport Agreement) and nonassessable (except as such nonassessability may be affected by [___] of the Indiana LLC Act); and Calumet owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Indiana LLC Act and other than those arising under the Credit Agreements.
          (vi) Calumet Shreveport owns a 100% membership interest in each of the Shreveport Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the Shreveport Subsidiary Agreements and are fully paid (to the extent required under the Shreveport Subsidiary Agreements) and nonassessable (except as such nonassessability may be affected by [___] of the Indiana LLC Act); and Calumet Shreveport owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet Shreveport as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Indiana LLC Act and other than those arising under the Credit Agreements.
          (vii) The Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the State of Indiana. Each of the General Partner, the Operating Company, the OLP GP and the Operating LLCs has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the State of Indiana. Reseller has been duly qualified or registered as a foreign corporation for the transaction of business under the laws of the State of Indiana.
          (viii) Except as described in the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests in any of Calumet, Calumet Shreveport or the Shreveport Subsidiaries (collectively, the “Indiana Partnership Entities”), in each case pursuant to Calumet Agreement, the Calumet Shreveport Agreement and the Shreveport Subsidiary Agreements or, to the knowledge of such counsel, any other agreement or instrument to which such entities are a party or by which any of them may be bound.
          (ix) Each of the Operative Agreements to which any of the Indiana Partnership Entities is a party has been duly authorized and validly executed and delivered by each of the Indiana Partnership Entities party thereto. Each of the Operative Agreements governed by Indiana law constitutes a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against each such Partnership Entity in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
          (x) None of the offering, issuance and sale by the Partnership of the Units being delivered at such Time of Delivery, the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) constitutes or will constitute a violation of the organizational documents of any of the Indiana Partnership Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a lien, under any mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Partnership Entities or their properties may be bound (other than the any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement), or (iii) results or will result in any violation of the Indiana Act, the Indiana LLC Act or the laws of the State of Indiana, or any order, judgment, decree or injunction known to such counsel of any Indiana court or governmental agency or body to which any of the Partnership Entities or any of their properties is subject, which breach, violation, lien or default in the case of clause (ii) or (iii) would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities taken as a whole.

          (xi) Upon the consummation of the Transactions, (i) the liability of the Partnership for the liabilities of Calumet arising solely from the status of the Partnership as a limited partnership of Calumet will be governed by the laws of the State of Delaware and (ii) the liability of Unitholders for the liabilities of the Partnership or the Operating Subsidiaries arising solely from the status of the Unitholders as limited partners of the Partnership will be governed by the laws of the State of Delaware.
          (xii) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the State of Indiana having jurisdiction over the Partnership Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership, or for the conveyance of the properties located in the State of Indiana purported to be conveyed to the Operating Subsidiaries pursuant to the Contribution Documents, except (A) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of Indiana by the Partnership Entities or (E) as disclosed in the Prospectus.
          (xiii) The execution, delivery and performance of the Contribution Documents relating to the transfer of property in the State of Indiana has not violated and will not violate any statute of the State of Indiana or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of Indiana having jurisdiction over any of the Partnership Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the holders of Units or the operations conducted in the State of Indiana by the Partnership Entities, taken as a whole.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of Indiana, excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to (i) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (ii) title to any real or personal property, (iii) the accuracy of descriptions or references to real or personal property or (iv) permits to own or operate any real or personal property, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of Indiana (each of which shall be dated as of the date not more than fourteen days prior to such Time of Delivery and provided to you.)

In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent;
          (e) Cook, Yancey, King & Galloway APLC, with respect to the State of Louisiana, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
          (i) Each of the Partnership and Calumet has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the State of Louisiana. Each of Calumet, the General Partner, the Operating Company, the OLP GP and the Operating LLCs has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the State of Louisiana. Reseller has been duly qualified or registered as a foreign corporation for the transaction of business under the laws of the State of Louisiana.
          (ii) Upon the consummation of the Transactions, (i) the liability of the Partnership for the liabilities of Calumet arising solely from the status of the Partnership as a limited partnership of Calumet will be governed by the laws of the State of Delaware and (ii) the liability of Unitholders for the liabilities of the Partnership or the Operating Subsidiaries arising solely from the status of the Unitholders as limited partners of the Partnership will be governed by the laws of the State of Delaware.
          (iii) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the State of Louisiana having jurisdiction over the Partnership Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership, or for the conveyance of the properties located in the State of Louisiana purported to be conveyed to the Operating Subsidiaries pursuant to the Contribution Documents, except (A) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of Louisiana by the Partnership Entities or (E) as disclosed in the Prospectus.
          (iv) The execution, delivery and performance of the Contribution Documents relating to the transfer of property in the State of Louisiana has not violated and will not violate any statute of the State of Louisiana or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of Louisiana having jurisdiction over any of the Partnership Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the holders of Units or the operations conducted in the State of Louisiana by the Partnership Entities, taken as a whole.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of Louisiana, excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to (i) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (ii) title to any real or personal property, (iii) the accuracy of descriptions or references to real or personal property or (iv) permits to own or operate any real or personal property, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of Louisiana (each of which shall be dated as of the date not more than fourteen days prior to such Time of Delivery and provided to you.)
          In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.
     (f) Fulbright & Jaworski L.L.P., special counsel for the Calumet Parties, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
          (i) None of the offering, issuance or sale by the Partnership of the Units, the execution and delivery of this Agreement by the Calumet Parties or the consummation of the transactions contemplated hereby, result in a breach of, or constitutes a default under (or an event which, with notice or lapse of time or both, would constitute such an event) the provisions of the Credit Agreements.
          (ii) Each of the Credit Agreements constitutes a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against each such Partnership Entity in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Calumet Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that such opinions are limited to the laws of the States of Texas and New York, excepting therefrom municipal and local ordinances and regulations.
          In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.
     (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto);
     (h) (i) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capitalization or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, partners’ equity, members’ equity or results of operations of any of the Partnership Entities otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (i) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the debt securities of any Partnership Entity by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 463(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of any Partnership Entity;
     (j) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the Partnership’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by Federal, New York State or Indiana State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or

(v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (k) The Units to be sold at such Time of Delivery shall have been duly admitted for trading and quotation on NASDAQ;
     (l) The Partnership has obtained and delivered to the Underwriters executed copies of a letter agreement from each officer and director of the General Partner and from each of the Directed Unit Participants, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;
     (m) The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (n) The Partnership shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Calumet Parties satisfactory to you as to the accuracy of the representations and warranties of the Calumet Parties herein at and as of such Time of Delivery, as to the performance by the Calumet Parties all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request;
     (o) The Transactions shall have been consummated.
     9. Indemnification.
     (a) The Calumet Parties, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or “any issuer information” filed or required to be filed by Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each of the Calumet Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (b) Each Underwriter will indemnify and hold harmless the Calumet Parties against any losses, claims, damages or liabilities to which any of the Calumet Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Calumet Parties for any legal or other expenses reasonably incurred by the Calumet Parties in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Calumet Parties on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Calumet Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Calumet Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Calumet Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Calumet Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Calumet Parties under this Section 9 shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the General Partner (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner) and to each person, if any, who controls any of the Calumet Parties within the meaning of the Act.

     10. Underwriters.
     (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Units.
     (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Sections 7 and 12 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any

Underwriter or any controlling person of any Underwriter, or the Partnership, or any officer or director or controlling person of the General Partner, and shall survive delivery of and payment for the Units.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Partnership shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives of the several Underwriters.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives of the several Underwriters in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Secretary; and if to a party to the lockup letters described in Section 8(k) shall be delivered or sent by mail, telex or facsimile transmission to the address set forth in such party’s lockup letter; provided, however, that notices under Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by you upon request; provided, however, that notices under Section 5(e) shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Calumet Parties and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the General Partner and each person who controls the Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof; provided that each of (i) the letter agreement dated as of September 30, 2005 between Goldman Sachs & Co. and Calumet and (ii) the letter agreement dated as of November 14, 2005 between Petrie Parkman & Co., Inc. and Calumet shall remain in full force and effect in accordance with its terms.

     16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     17. Each of the Calumet Parties and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     20. Notwithstanding anything herein to the contrary, the Partnership is authorized, subject to applicable law, to disclose to any persons any and all aspects of this potential transaction that are necessary to support any U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) relating to such treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with applicable securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the Calumet Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature page follows.]

Very truly yours,

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By: Calumet GP, LLC, its general partner

By:

Name:

Title:

CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP

By: Calumet LP GP, LLC, its general partner

By:

Name:

Title:

CALUMET GP, LLC

By:

Name:

Title:

CALUMET OPERATING, LLC

By:

Name:

Title:

CALUMET LP GP, LLC

By:

Name:

Title:

Accepted as of the date hereof:
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Raymond James & Associates, Inc.
Petrie Parkman & Co., Inc.

     (Goldman, Sachs & Co.)
On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
Units to be
	Total Number of	Purchased if
	Firm Units	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co
Deutsche Bank Securities Inc.
Raymond James & Associates, Inc.
Petrie Parkman & Co., Inc.
Total	5,699,900	854,985

Schedule II(a)
Materials Other Than the Pricing Prospectus
That Comprise the Pricing Disclosure Package

Schedule II(b)
Issuer Free Writing Prospectuses Not Included
in the Pricing Disclosure Package

ANNEX I
FOREIGN QUALIFICATIONS
Calumet Specialty Products Partners, L.P.
Calumet Operating, LLC
Calumet LP GP, LLC
Calumet Lubricants Co., Limited Partnership
Calumet Shreveport, LLC
Calumet Shreveport Lubricants & Waxes, LLC
Calumet Shreveport Fuels, LLC
Calumet Sales Company Incorporated
Calumet GP, LLC

ANNEX II(a)
[Comfort Letter of Ernst & Young LLP]

ANNEX II(b)
[Bring-down Comfort Letter of Ernst & Young LLP]